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                                                                Exhibit (i)(1)


                                    LAW FIRM

                       BLACKWELL SANDERS PEPER MARTIN LLP

                 720 Olive Street Suite 2400 St. Louis, MO 63101
                      Tel (314) 345-6000 Fax (314) 345-6060
                        WEBSITE: www.blackwellsanders.com





April 16, 2007




First Focus Funds, Inc.
1620 Dodge Street
Omaha, Nebraska 68197

RE:      First Focus Large Cap Growth Fund

Ladies and Gentleman:

         We have acted as counsel to First Focus Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Nebraska. We understand that you intend to file forthwith with the Securities and Exchange Commission, on Form N-1A, Post-Effective Amendment No. 23 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 24 to the Company's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on and after July 1, 2007 of shares of Common Stock of the First Focus Large Cap Growth Fund, a new fund series of the Company (collectively, the "New Series"). We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

         In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i)      the Registration Statement;

         (ii)     the Articles of Incorporation and Bylaws of the Company; and

         (iii) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and upon certificates, representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:


         KANSAS CITY, MISSOURI o ST. LOUIS, MISSOURI o OMAHA, NEBRASKA o
      SPRINGFIELD, MISSOURI o LINCOLN, NEBRASKA o OVERLAND PARK, KANSAS o
        BELLEVILLE, ILLINOIS o WASHINGTON, D.C. o LONDON, UNITED KINGDOM

                         AFFILIATES: LEEDS o MANCHESTER
                       MEMBER OF THE WORLD SERVICES GROUP


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First Focus Funds, Inc.
April 16, 2007
Page 2

         (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete; and

         (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of the Company are accurate, true, correct and complete in all material respects.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. The issuance and sale of the shares of the New Series have been duly and validly authorized by all necessary corporation action on the part of the Company.

         2. The shares of the New Series, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm therein.



                                        Very Truly Yours,




                                        /s/ BLACKWELL SANDERS PEPER MARTIN LLP